                                                                      Exhibit 99

                                Contact:     Curtis Lightburn
                                             Vice President, Investor Relations
                                             813-829-2408
                                             cglightburn@intermedia.com

                                Media:       Robert Pflieger
                                             Golin/Harris
                                             202-626-1153
                                             Rpflieger@golinharris.com


          Intermedia Communications Announces Second Quarter Results

           Increased Growth Pushes Quarterly Revenue to $218 Million

       Company Also Completes Digex IPO and Inks Pre-271 Data Agreement
                              with Bell Atlantic

TAMPA, FL - (August 4, 1999) - Intermedia Communications Inc. (NASDAQ: ICIX) today announced record revenue of $217.9 million for the quarter ended June 30, 1999.

Last week, Intermedia's majority-owned Digex (NASDAQ: DIGX) subsidiary completed an initial public offering (IPO) of its common stock. Gross proceeds of $195.5 million were raised by issuing 18.7 percent of Digex to the public, with Intermedia retaining 81.3 percent ownership.

Earlier this week, the company also announced an agreement to provide data services to Bell Atlantic's out-of-region customers on a pre-271 basis. Intermedia has the 4th largest nationwide frame relay and IP network and an industry leading 793 network to network data interconnections (NNIs) which makes Intermedia's data and IP network the densest and most flexible in the United States. Intermedia also announced its plan to expand its IP backbone to OC48 capacity.

"As usual, it has been a busy quarter at Intermedia," said David Ruberg, Intermedia's president, chairman, and chief executive officer. "We have put ourselves in an ideal position to continue to improve operating results in the near term and also to capitalize on sustainable growth opportunities in Internet, data, and managed services and applications. Our strategy is Internet centric, and the value proposition to our customers is in integrated services and managed applications."

SUMMARY OF SECOND QUARTER 1999 RESULTS

Revenue for the second quarter of $217.9 million was up 6 percent sequentially over first quarter 1999 revenue of $204.7 million.

Consolidated EBITDA (as defined below) for the second quarter was positive $10.1 million, inclusive of negative EBITDA of $12.2 million at Digex.

"In the second quarter, we saw revenue growth accelerate to over 28 percent on an annualized basis versus 25 percent in the first quarter," said Robert M. Manning, Intermedia's chief financial officer. "The combination of accelerating revenue growth and increasing efficiency are driving expanding EBITDA margins in our core business. We expect accelerating financial improvements in the second half of 1999."

REVENUE ANALYSIS

Enhanced Data and Internet Services

Enhanced Data and Internet services continued its growth. Revenue for the second quarter was $66.7 million, an increase of 56 percent over second quarter 1998 and an increase of 11 percent sequentially.

Revenue grew sequentially in all categories, and was led by revenue growth at Digex, which grew 34 percent sequentially to $12.6 million in the second quarter versus $9.4 million in the first quarter of 1999, and was up 166 percent over the second quarter of 1998. Frame relay and ATM revenue also grew at double digit rates sequentially, as a function of increases in managed services as well as nodes in service. Frame relay nodes in service increased by 3,570 in the second quarter to 42,741. Frame relay nodes in service also increased 58 percent over the second quarter of 1998.

Competitive Local Services

Competitive Local services continued its growth. Revenue for the quarter was $55.5 million, an increase of 45 percent over second quarter 1998 and an increase of 5 percent sequentially.

Intermedia installed 37,692 access lines in the quarter. 6,759 resale lines were either converted on-switch or pruned, bringing the total access lines in service at the end of the period to 407,675, a 46 percent increase versus second quarter 1998. At the end of the second quarter, 77 percent of the lines in service were on-switch.

"Our on-switch percentage, gross margins, and revenue per access line continue to be the benchmarks in our industry," said Manning. "In the second quarter, we expanded our UV.net service, which provides integrated local, long distance and high-speed Internet access to small and medium-sized businesses, to 20 additional cities, bringing our total market coverage to 23 major metropolitan cities."

Interexchange Services

Interexchange revenue was $64.3 million in the second quarter, a 22 percent decrease versus second quarter 1998, and down 5 percent sequentially.

"While the reduction in long distance revenue that has resulted from our intentional exit of certain lines of business, such as wholesale and low end stand-alone long distance, has helped to improve margins, we are nevertheless dissatisfied with the overall performance of this category," said Manning. "We have focussed on selling integrated services, and 100 percent of our UV.net sales are for multiple services. As UV.net sales and install activity ramps up in the second half of 1999, we expect improving results in this category."

Integration Services

Integration Services revenue for the quarter was $31.4 million, an increase of 18 percent versus second quarter of 1998 and an increase of 31 percent sequentially.

OUTLOOK

"Overall, the second quarter results were consistent with our expectations," said Manning. "Our growth rate has increased, and we believe we will be able to further accelerate revenue growth in the second half of the year."

"Our core business is delivering improving financial performance, and we expect that trend to continue in the second half of the year," said Manning. "And, by creating a public entity at Digex, we have attracted the management talent and financing to aggressively pursue the opportunities in the managed web hosting and applications outsourcing marketplace, while retaining the vast majority of the financial benefits and all of the strategic benefits."

EBITDA consists of earnings before interest and other income, income taxes, depreciation, amortization and charges for in-process R & D and business restructuring, integration and other charges. EBITDA does not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA should not be considered as an alternative to net loss as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. In addition, EBITDA is not a term defined by generally accepted accounting principles, and, as a result, the measure of EBITDA presented herein may not be comparable to similarly titled measures used by other companies.

Statements contained in this news release regarding expected financial results and other planned events are forward-looking statements, subject to uncertainties and risks, including, but not limited to, the demand for Intermedia's services, the ability of Intermedia to complete its restructuring and integration program, and the ability of the Company to successfully implement its strategies, each of which may be impacted, among other things, by economic, competitive or regulatory conditions. These and other applicable risks are summarized under the caption "Risk Factors" in the Company's Form 10-K Annual Report for its fiscal year ended December 31, 1998, and are updated periodically through the filing of reports and registration statements with the Securities and Exchange Commission.

About Intermedia

Intermedia Communications provides integrated solutions to business and government customers. These solutions include voice and data, local and long distance, and advanced network access services in major U.S. markets. Intermedia's enhanced data portfolio, including frame relay networking, ATM, and a full range of business Internet solutions and web hosting services, offers seamless end-to-end service virtually anywhere in the world.

Intermedia is one of the top 5 Internet services providers (ISPs) to businesses and is consistently rated at or near the top of all ISPs for network performance and customer services by such industry publications as Keynote and Boardwatch. Intermedia Communications Inc. is headquartered in Tampa, Florida, and can be found on the World Wide Web at http://www.intermedia.com.
                               -------------------------

About Digex

Digex is a leading provider of Web and application hosting services for some of the world's leading companies that rely on the Internet as a critical business tool. Digex also offers value-added enterprise and professional services, including performance and security testing, monitoring, reporting and networking services. Digex customers, from mainstream corporations to Internet-based businesses, leverage Digex's services to deploy secure, scalable, high performance business solutions, including electronic retailing, online banking, online procurement and customer self-service applications. Digex, Incorporated is headquartered in Beltsville, Maryland and is a subsidiary of Intermedia Communications. Additional information on Digex is available at http://www.digex.com.
--------------------

INTERNET USERS: Intermedia news releases, investor contacts and other useful information are available on Intermedia's website at http://www.intermedia.com. To receive news releases by e-mail or to request that information be mailed to you, please visit the Investor Relations section of our website, and go to the "Request Information" link.

                        INTERMEDIA COMMUNICATIONS INC.
                             Financial Highlights
                       (in thousands, except share data)


                                                                    Three Months Ended                   Six Months Ended
                                                                          June 30,                            June 30,
                                                                -------------------------           ---------------------------
                                                                   1999            1998                1999             1998
                                                                ---------       ---------           ---------         ---------
Revenues:
    Local network services                                     $   55,475      $   38,193          $  108,457        $   71,869
    Enhanced data services                                         66,675          42,668             126,768            79,205
    Interexchange services                                         64,329          82,747             131,942           127,498
    Integration services                                           31,410          26,622              55,444            48,443
                                                               ----------      ----------          ----------        ----------
     Total revenues                                               217,889         190,230             422,611           327,015

Expenses:
    Network operations                                             93,996          88,015             187,904           159,557
    Facilities administration and maintenance                      23,171          18,536              45,807            33,568
    Cost of goods sold                                             19,501          17,218              35,305            30,909
    Selling, general and administrative                            71,102          56,402             128,416           102,747
    Depreciation and amortization                                  68,772          50,215             140,383            90,991
    Charge-off of purchased in process R & D                            -               -                   -            63,000
    Business restructuring, integration and other charges           3,439          50,081               8,838            50,081
                                                               ----------      ----------          ----------        ----------
     Total operating expenses                                     279,981         280,467             546,653           530,853
                                                               ----------      ----------          ----------        ----------
Loss from operations                                              (62,092)        (90,237)           (124,042)         (203,838)

Other income (expense)
    Interest                                                      (69,224)        (47,858)           (131,402)          (97,159)
    Other                                                          13,749           6,040              20,307            16,770
                                                               ----------      ----------          ----------        ----------
Net loss                                                         (117,567)       (132,055)           (235,137)         (284,227)
Preferred stock dividends and accretions                          (22,965)        (18,876)            (45,448)          (37,471)
                                                               ----------      ----------          ----------        ----------
Net loss attributable to common stockholders                   $ (140,532)     $ (150,931)         $ (280,585)       $ (321,698)
                                                               ==========      ==========          ==========        ==========

Loss per common share:

Net loss before charge for in-process R&D and  restructuring   $    (2.74)     $    (2.33)         $     (5.47)      $    (5.30)
Charge for in-process R&D                                               -               -                   -        $    (1.60)
Charge for business restructuring, integration and
  other charges                                                $    (0.07)     $    (1.16)         $    (0.18)       $    (1.27)
                                                               ----------      ----------          ----------        ----------
Basic and diluted net loss per common share                    $    (2.81)     $    (3.49)         $    (5.65)       $    (8.17)
                                                               ==========      ==========          ==========        ==========

Weighted average shares outstanding basic and  diluted         50,009,473      43,300,889          49,682,966        39,373,704

EBITDA (1)                                                    $    10,119     $    10,059         $    25,179       $       234

Other Data:
                                                            June 30, 1999  March 31, 1999
                                                            -------------  --------------
Local and Long Distance Services (2)
  Buildings (3)                                                     4,374           4,359
  Voice switches in operation                                          25              23
  Access line equivalents                                         407,675         376,742
  Access line equivalents per local switch (4)                     14,315          13,862

Enhanced Data Services (2)
  Data switches in operation                                          173             167
  Nodes in service (5)                                             42,741          39,171
  NNI connections                                                     793             728

  Employees                                                         4,262           4,128

(1) EBITDA consists of earnings before interest and other income, income taxes, depreciation, amortization and charges for in-process R&D and business restructuring and Integration expenses. EBITDA does not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA should not be considered as an alternative to net loss as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. In addition, EBITDA is not a term defined by generally accepted accounting principles, and, as a result, the measure of EBITDA presented herein may not be comparable to similarly titled measures used by other companies.
(2) Amounts reflected in the table are based upon information contained in the Company's operating records.
(3) Includes both on-net direct connections with intermedia-owned fiber optic cable and on-net extended connections with leased circuits.
(4) Calculated by dividing the number of on-switch access line equivalents by the number of switches providing local service.
(5) Amount represents an individual point of origination and termination of data served by the Company's enhancement network.